As filed with the Securities and Exchange Commission on April 26, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OREXIGEN THERAPEUTICS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	2834	65-1178822
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
12481 High Bluff Drive, Suite 160
San Diego, CA 92130
(858) 436-8600
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gary D. Tollefson, M.D., Ph.D.
President and Chief Executive Officer
Orexigen Therapeutics, Inc.
12481 High Bluff Drive, Suite 160
San Diego, CA 92130
(858) 436-8600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles K. Ruck, Esq. Cheston J. Larson, Esq. Latham & Watkins LLP 12636 High Bluff Drive Suite 400 San Diego, CA 92130 (858) 523-5400	Kenneth L. Bressler, Esq. Elise M. Adams, Esq. Blank Rome LLP The Chrysler Building 405 Lexington Avenue New York, NY 10174 (212) 885-5000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☑ 333-139496

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of	Proposed Maximum	Amount of
Securities to be Registered(1)	Aggregate Offering Price(1)	Registration Fee(2)(3)

Common Stock, $0.001 par value	$13,800,000	$424

(1)	In accordance with Rule 457(o) under the Securities Act of 1933, as amended, the number of shares being registered and the proposed maximum offering price per share are not included in this table.
(2)	Calculated pursuant to rule 457(o) under the Securities Act.
(3)	The Registrant certifies to the Securities and Exchange Commission that it has instructed its bank to pay the Commission the filing fee set forth above for the additional securities being registered hereby by wire transfer as soon as practicable (but in any event no later than the close of business on April 30, 2007), that it will not revoke such instructions, and that it has sufficient funds in such account to cover the amount of such filing fee.

In accordance with Rule 462(b) of the Securities and Exchange Commission’s Rules and Regulations under the Securities Act of 1933, as amended, this Registration Statement shall become effective upon filing with the Commission.

Explanatory Note

This registration statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and includes the registration statement facing page, this page, the signature page, an exhibit index, opinion of counsel and the accountant’s consent. Pursuant to Rule 462(b), the contents of our registration statement on Form S-1 (File No. 333-139496), including the exhibits thereto (the “Initial Registration Statement”), are incorporated by reference into this registration statement. This registration statement covers the registration of an additional 1,150,000 shares of our common stock for sale in the offering related to the Initial Registration Statement (an additional $13,800,000 aggregate offering price of our common stock). 150,000 shares of such additional common stock will be sold by us in the event the over-allotment option granted to the underwriters is exercised in full.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Orexigen Therapeutics, Inc. has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California on the 26th day of April, 2007.

OREXIGEN THERAPEUTICS, INC.

By:	/s/ Gary D. Tollefson
Gary D. Tollefson, M.D., Ph.D.
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

/s/ Gary D. Tollefson Gary D. Tollefson, M.D., Ph.D.		President, Chief Executive Officer and Director (Principal Executive Officer)	April 26, 2007

/s/ Graham K. Cooper Graham K. Cooper		Chief Financial Officer, Treasurer and Secretary (Principal Financial and Accounting Officer)	April 26, 2007

* Eckard Weber, M.D.		Chairman of the Board of Directors	April 26, 2007

* Louis C. Bock		Director	April 26, 2007

* Brian H. Dovey		Director	April 26, 2007

* Joseph S. Lacob		Director	April 26, 2007

* Michael F. Powell, Ph.D.		Director	April 26, 2007

* Daniel K. Turner III		Director	April 26, 2007

*By:	/s/ Gary D. Tollefson Gary D. Tollefson, M.D., Ph.D. Attorney-in-Fact

EXHIBIT INDEX

Exhibit

5.1	Opinion of Latham & Watkins LLP with respect to the legality of the shares being registered
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm
23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1	Power of Attorney (previously filed in the Registrant’s Registration Statement on Form S-1 (No. 333-139496) and incorporated herein by reference)